21st Century Holding Company and Subsidiaries

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in previously filed Registration Statements on Form S-8, File No. 333-102539, which was effective on January 16, 2003, of our report dated March 26, 2011  relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of 21st Century Holding Company (the “Company”) for the year ended December 31, 2011.

/s/ DeMeo, Young, McGrath

Boca Raton, Florida

March 30, 2012